ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
Certified Public Accountants
and Business Consultants                              Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA                  Telephone 801 486-0096
                                                                Fax 801 486-0098





                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated June 6, 2001 accompanying the audited financial statements of Office Managers, Inc., for the period ended December 31, 2000 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.



Salt Lake City, Utah                         Andersen Andersen & Strong, L.C.
December 27, 2001                            Andersen Andersen & Strong, L.C.